SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                               ASHA CORPORATION
               (Name of Registrant as Specified in Its Charter)

                               ASHA CORPORATION
                 (Name of Person(s) Filing Proxy Statement)

                               ASHA CORPORATION
                               600 C WARD DRIVE
                       SANTA BARBARA, CALIFORNIA  93111
                               (805) 683-2331

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 20, 1999


TO THE SHAREHOLDERS OF ASHA CORPORATION:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of ASHA Corporation, a Delaware corporation, will be held at the Four Seasons Biltmore, 1260 Channel Drive, Santa Barbara, California, on Tuesday, April 20, 1999, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of seven (7) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. Ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending September 30, 1999.

     3. The approval of amendments to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the Plan from 1,400,000 shares to 2,000,000 shares.

     4. The approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to "McLaren Automotive Group, Inc."

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.00001 par value Common Stock of the Company of record at the close of business on March 2, 1999, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
March 12, 1999

                               ASHA CORPORATION
                               600 C WARD DRIVE
                        SANTA BARBARA, CALIFORNIA  93111
                                (805) 683-2331
                        ______________________________

                               PROXY STATEMENT
                        ______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 20, 1999

                             GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of ASHA Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Four Seasons Biltmore, 1260 Channel Drive, Santa Barbara, California, on Tuesday, April 20, 1999, at 2:00 p.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about March 18, 1999.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.00001 par value Common Stock. Each share of Common Stock entitles the holder to one (1) vote. Only shareholders of record at the close of business on March 2, 1999, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On March 2, 1999, the Company had 8,979,174 shares of its $.00001 par value Common Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of March 2, 1999, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock, and, in addition, by each Director and Executive Officer of the Company and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

  NAME AND ADDRESS                    AMOUNT AND NATURE OF            PERCENT
OF BENEFICIAL OWNERS                  BENEFICIAL OWNERSHIP            OF CLASS
--------------------------            --------------------            --------

John C. McCormack                        205,800 (1)                     2.2%
600 C Ward Drive
Santa Barbara, CA 93111

Robert J. Sinclair                        88,377 (2)                     1.0%
1025 North Ontare Road
Santa Barbara, CA  93105

Lawrence Cohen                           494,406 (3)                     5.3%
3311 NE 26th Avenue
Lighthouse Point, FL  33064

Nick P. Bartolini                         23,840 (4)                     0.3%
1026 Santa Barbara Street
Santa Barbara, CA 93101

Erick A. Reickart                          6,250 (5)                     0.1%
5128 Woodland Drive
Bloomfield Hills, MI 48302

David D. Jones                              -0-                           --
100 Seahorse Drive
Waukegan, IL  60085

Wiley R. McCoy                            76,250                         0.8%
32233 West Eight Mile Road
Livonia, MI  48152

Kenneth R. Black                         134,943 (5)                     1.5%
600 C Ward Drive
Santa Barbara, CA  93111

Steven E. Sanderson                       18,281 (5)                     0.2%
600 C Ward Drive
Santa Barbara, CA  93111

Brian Chang                            1,217,113                        13.6%
1 Chatworth Road, No. 2421
Singapore  1024

Greenmotors, L.L.C.                    1,118,652                        12.5%
277 Park Avenue, 27th Floor
New York, NY 10172

All Directors and Executive            1,048,147                        10.8%
Officers as a Group (9 persons)
__________________

(1) Represents shares underlying currently exercisable stock options held by Mr. McCormack.

(2) Represents 13,377 shares held directly and 75,000 shares underlying currently exercisable stock options held by Mr. Sinclair.

(3) Represents 219,406 shares held by Mr. Cohen's wife and 275,000 shares underlying currently exercisable stock options held by Mr. Cohen.

(4) Represents 11,340 shares held directly and 12,500 shares underlying currently exercisable stock options held by Mr. Bartolini.

(5) Represents shares underlying currently exercisable stock options.

                            ELECTION OF DIRECTORS

     The Board of Directors is currently set at seven (7) members. The Board of Directors recommends the election as Directors of the seven (7) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                      Positions and Offices Held
      Name            Age               and Term as a Director
----------------      ---     -----------------------------------------------

John C. McCormack     67      Vice Chairman of the Board, President, Chief
                              Executive Officer, and Director since January
                              1998

Robert J. Sinclair    66      Director since April 1994

Lawrence Cohen        54      Chairman of the Board and Director since
                              January 1995

Nick P. Bartolini     62      Director since October 1997

Erick A. Reickert     63      Director since October 1997

David D. Jones        55      Director since January 1998

Wiley R. McCoy        59      Director since February 1999

     There is no family relationship between any Director or Executive Officer of the Company.

     Set forth below are the names of all Directors, Nominees for Director and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     JOHN C. McCORMACK. Mr. McCormack has served as President of ASHA since February 1, 1995, as Chief Executive Officer and a Director since January 8, 1998, and as Vice Chairman of the Board since March 1, 1999. He also served as Chairman of the Board from January 1998 to February 1999. Mr. McCormack helped start American Honda Motor Company in 1959, and served as its General Manager until 1964. He has been described as the driving force in its rise to prominence in the U.S. motorcycle market. He was co-founder of U.S. Suzuki Motor Corporation in 1964, and by 1967 this company was second in the U.S. market for motorcycles, behind Honda. He served as President and CEO of McCormack International Motors, Inc. from 1969 until 1975. McCormack International Motors was the first to bring a wide range of motorized recreational vehicles under one label. From 1975 until 1980, he was a founder and President of Jacwall Corporation. Mr. McCormack was a founder and served as President and COO of Hirsch Electronics Corporation from 1980 to 1985, where he guided product development to successful completion at less than budgeted costs. These systems are now in use in the White House, Pentagon, IBM, General Motors, FBI, British Secret Service, as well as many other secure government and business installations around the world. He was a co-founder and he served as President and CEO of the Napa Valley Railroad and the Napa Valley Wine Train from 1985 until April 1991. From April 1991 until April 1994, he served as Vice President of Marketing and Sales for Mission Industries, an industrial laundry business, and from April 1994 until January 1995, he was engaged in general business consulting under the name McCormack and McCormack Consulting.

     ROBERT J. SINCLAIR. Mr. Sinclair has served as a Director of the Company since April 1994. Mr. Robert J. Sinclair is retired Chairman and Chief Executive Officer of Saab Cars USA, Inc. Early in his automotive career he served as advertising manager and public relations manager of Saab, before joining Volvo North America where he rose to President of Volvo's Western US organization. He rejoined Saab as President in 1979, retiring as Chairman and CEO in 1991. Mr. Sinclair consults for many organizations.

     LAWRENCE COHEN. Mr. Cohen has served as a Director of the Company since January 20, 1995, and has been Chairman of the Board since March 1, 1999. Mr. Cohen is currently acting as Chairman and CEO of Bristol Retail Solutions, Inc. ("Bristol"), and has served in various capacities since its inception in April 1996. Bristol is a publicly-held company in the business of providing retail automation products and services such as point of sale systems. From November 1990 to September 1996, Mr. Cohen served as Chairman of the Board of BioTime, Inc. ("BioTime"), a publicly-held biotechnology company engaged in the artificial plasma business. Mr. Cohen has also served as a director of Apollo Genetics Inc., a company founded by Mr. Cohen which is engaged in the genetic pharmaceutical business, from January 1993 to the present. He has also served as a director of Registry Magic Inc., a company founded by Mr. Cohen which develops voice recognition equipment, from November 1995 to present; and as a director of Kaye Knotts Associates, Inc., from April 1995 to present.

     NICK P. BARTOLINI. Mr. Bartolini has served as a Director of the Company since October 1997. Since 1994, Mr. Bartolini has been Principal of Bartolini Associates with offices in Santa Barbara, California. Bartolini Associates has provided process re-engineering new product and business development and sales consultant services to automotive suppliers in the United States and Europe. It also engages in venture investments and pro bono association with RAND. Mr. Bartolini was previously employed by the Ford Motor Company for over 30 years, and retired from the position of Vice President, Ford Parts and Service Operations for Ford in Europe from 1989 to 1994. Prior to that time, he held senior operation positions in sales, new product and business development in Ford's Asia-Pacific and European operations. Mr. Bartolini was also a Director of several foreign subsidiaries of Ford Motor Company in Asia and Europe, including the Supervisory Board of Ford Werke AG. Mr. Bartolini received a B.S. Degree from the University of Notre Dame, and a MBA Degree from the University of Detroit.

     ERICK A. REICKERT. Mr. Reickert has served as a Director of the Company since October 1997. Mr. Reickert is currently retired. From September 1992 to January 1996 he was President and CEO of New Venture Gear, Inc. which is jointly owned by Chrysler Corp. and General Motors Corp., and is a licensee of the Company's GERODISC technology. From 1984 to 1992, Mr. Reickert was employed by Chrysler Corporation, and served as Chairman and Chief Executive Officer of Chrysler De Mexico from May 1987 to January 1990, and Acustar, Inc. from May 1990 to April 1991. In addition, he was Vice President of Powertram Operations for Chrysler from April 1991 to December 1992 where he was responsible for 12 manufacturing plants producing engines, transmission and automotive parts. From 1965 to 1984 Mr. Reickert worked for Ford Motor Company in various capacities. He received a B.S. Degree in Electrical Engineering from Northwestern University and a MBA Degree from Harvard Business School.

     DAVID D. JONES.   Mr. Jones has been a Director since January 1998. Since
September 1997, Mr. Jones has served as President and Chief Executive Officer and a Director of Outboard Marine Corporation, which manufactures and markets outboard marine engines, boats and marine parts with annual sales of approximately $1 billion. Outboard Marine Corp. is privately owned but has publicly-held debt and files reports under the Securities Exchange Act of 1934. From 1990 through August 1997, he served as president of the Mercury Marine Division of the Brunswick Corporation, a manufacturer of boats, outboard motors, stern drives and other recreational products. Mr. Jones is also a Director of National Exchange Bank, Fond du Lac, Wisconsin.

     WILEY R. McCOY. Mr. McCoy has been a Director of the Company since February 26, 1999. Since December 1993, he has served as President and Chief Operating Officer of McLaren Engines, Inc. ("McLaren"). Previously, Mr. McCoy served as Executive Vice President and Chief Operating Officer of McLaren since 1982. Mr. McCoy came to McLaren in 1976 as an Engineering Program Manager of turbocharged racing programs. BMW had partnered with McLaren at that time to develop a turbocharged engine package for road racing and Formula One Grand Prix. Mr. McCoy ran this program until its conclusion and by 1980 was helping to move McLaren into the Detroit main stream as an engineering consulting firm in powertrain. Since that time, McLaren has developed a wide base of OEM and Tier I clients in all areas of powertrain from design to emissions certification. Mr. McCoy has served as both program manager for various projects as well as Chief Operations Officer. Before he came to McLaren, Mr. McCoy was involved in various high performance and engine development programs for most of the previous 20 years.

     KENNETH R. BLACK. Mr. Black (age 52) has served as the Company's Vice President of Sales and Marketing since July 1992 after having served as the Sales Director since January 1991. He also served as a Director of the Company from January 1998 to July 1998. From 1985 until December 1990, he served as President of Technologies International Ltd., a company he founded and which was involved in market development and technology licensing for various domestic and foreign clients. From 1979 until 1985, he served as a Director of New Business Development for the Paint, Plastics and Vinyl Division of Ford Motor Company.

     STEVEN E. SANDERSON. Mr. Sanderson (age 46) has served as Chief Financial Officer since March 1997. He also served as Controller of the Company from January 1997 to January 1998. From 1991 until December 1996, he served as the President and owner of Sanderson Investments, Inc., a consulting company which prepared financial analyses encompassing productivity, variances, standard costs and production bonus plans, time studies, rate of return, and risk management. From 1985 until 1991, he served as Controller for the Systems Division of Computer Products Inc., a public company, where he was responsible for the accounting and management information systems group for two manufacturing facilities. From 1981 until 1985, he served as Controller of Southeastern Public Service Company, a public company, where he had complete responsibility for the accounting and management information systems functions for this multi-state business. From 1977 to 1981, he was employed by the Solid State Division of RCA where his last position was cost accounting supervisor. Mr. Sanderson received a B.B.A. Degree in Accounting from Florida Atlantic University in 1977.

     The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

     The Audit Committee presently consists of David Jones and Nick Bartolini, each of whom is an independent Director, and John C. McCormack. The Audit Committee's function is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related party transactions and any potential conflict of interest situations involving officers, directors or stockholders beneficially owning more than 10% of an equity security of the Company.

     The Compensation Committee presently consists of Robert Sinclair, Lawrence Cohen and John C. McCormack. The Compensation Committee's function is to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's 1994 Option Plan.

     The Company's Board of Directors held four (4) meetings during the year ended September 30, 1998, the Audit Committee held two (2) meetings, and the Compensation Committee held one (1) meeting. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees thereof during the time each such Director was a member of the Board or any Committee thereof.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for April

20, 1999. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except as follows:

     Alain J-M Clenet (a former Officer and Director) filed one Form 4 reporting one transaction three days late; Robert J. Sinclair filed a Form 5 one day late reporting one exempt stock option grant; David D. Jones filed a Form 3 three days late; Nick P. Bartolini reported five Form 4 transactions late in a Form 5; and Erick A. Reickert filed a Form 5 reporting one exempt stock option grant late.

                            EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's Chief Executive Officer and each other Executive Officer who received compensation in excess of $100,000 for the fiscal years ended September 30, 1998, 1997 and 1996:

                               SUMMARY COMPENSATION TABLE

                                                      LONG-TERM COMPENSATION
                                                -----------------------------------
                         ANNUAL COMPENSATION            AWARDS            PAYOUTS
                    --------------------------- -------------------- --------------
                                                            SECURI-
                                                            TIES
                                                            UNDERLY-
                                          OTHER   RE-       ING              ALL
                                          ANNUAL  STRICTED  OPTIONS/         OTHER
NAME AND PRINCIPAL                        COMPEN- STOCK     SARs     LTIP    COMPEN-
POSITION            YEAR SALARY   BONUS   SATION  AWARD(S)  (NUMBER) PAYOUTS SATION
------------------  ---- -------- ------- ------  --------  -------- ------- -------
Alain J-M Clenet,   1998 $ 38,125   -0-     -0-     -0-     11,450    -0-   $33,926
  Officer<FN1>                                                              <FN2>
                    1997 $152,500 $ -0-     -0-     -0-      8,278    -0-   $ 5,953
                                                                            <FN3>
                    1996 $152,500 $73,000   -0-     -0-       -0-     -0-   $ 7,819
                         <FN4>                                              <FN5>

John C. McCormack,  1998 $123,603   -0-     -0-     -0-     49,414    -0-   $ 1,250
 President               <FN6>                                              <FN7>
                    1997 $ 90,000   -0-     -0-     -0-    106,386    -0-   $ -0-
                    1996 $ 90,000 $10,000   -0-     -0-     65,786    -0-   $   504
                                                                            <FN8>



                                       7


Kenneth R. Black,   1998 $119,167   -0-     -0-     -0-     17,374    -0-     -0-
 Vice President          <FN9>
 of Sales and       1997 $ 90,000   -0-     -0-     -0-    104,257    -0-     -0-
 Marketing          1996 $100,592 $10,000   -0-     -0-     10,524    -0-     -0-
                         <FN10>

Steven E.           1998 $104,418   -0-     -0-     -0-      9,781    -0-     -0-
 Sanderson,              <FN11>
 Chief Financial    1997 $ 51,468   -0-     -0-     -0-     10,000    -0-     -0-
 Officer

Theo E. Shaffer,    1996 $ 92,025 $19,373   -0-     -0-       -0-     -0-     -0-
 Executive Vice
 President<FN12>
-------------------

<FN1>
Mr. Clenet resigned as an Officer and Director of the Company on January 8, 1998.
<FN2>
Represents automobile purchased for $28,000 for Mr. Clenet as part of termination agreement, legal expenses of $5109 in connection to termination, and $816 for additional medical expenses.
<FN3>
Represents contractual employment agreement for estate and trust planning for Mr. Clenet and his family of $2,600, premiums of $371 on a $5 million umbrella liability insurance policy and $2,982 for additional medical expenses paid on his Chief Executive behalf.
<FN4>
Of this amount, $88,958 was paid during the fiscal year ended September 30, 1996, and the remainder was deferred until January 1997.
<FN5>
Represents medical expense reimbursements for Mr. Clenet and his family.
<FN6>
Effective January 1, 1998 Mr. McCormack's compensation was increased from $90,000 per year to $140,000 per year.
<FN7>
Represents amounts paid by the Company as a matching amount to a 401(k) plan contribution.
<FN8>
Represents amounts paid by the Company as a matching amount to a 401 (k) plan contribution.
<FN9>
Effective January 1, 1998 Mr. Black's compensation was increased from $90,000 per year to
$130,000 per year.
<FN10>
Includes $15,592 paid to Mr. Black in settlement of unused vacation time.
<FN11>
Mr. Sanderson was hired on January, 1997 as Controller and Chief Financial Officer
effective March, 1997. Effective January 1, 1998 his annual salary increased from $85,000 per year to $110,000 per year.
<FN12>
Mr. Shaffer resigned on October 1, 1996.

                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                   Individual Grants
                     NUMBER OF       % OF TOTAL
                     SECURITIES      OPTIONS/SARs
                     UNDERLYING      GRANTED TO      EXERCISE
                     OPTIONS/SARs    EMPLOYEES IN    OR BASE       EXPIRATION
      NAME           GRANTED(#)      FISCAL YEAR     PRICE($/SH)   DATE
-----------------    ------------    ------------    ----------    ----------
Alain J-M Clenet       11,450             3.2%        $5.4375       12/16/00
John C. McCormack      49,414            13.7%         5.4375       12/16/00
Kenneth R. Black       17,374             4.8%         5.4375       12/16/00
Steven E. Sanderson     9,781             2.7%         5.4375       12/16/00



                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                          SECURITIES UNDER-  VALUE OF UNEXER-
                    SHARES                LYING UNEXER-      CISED-IN-THE
                    ACQUIRED              CISED OPTIONS      MONEY\OPTIONS/
                    ON                    SARS AT FY-END     SARS AT FY-END
                    EXERCISE   VALUE      EXERCISABLE/       EXERCISABLE/
      NAME          (NUMBER)   REALIZED   UNEXERCISABLE      UNEXERCISABLE
-----------------   --------   --------   -----------------  ----------------
Alain J-M Clenet       --         -          19,728 / 0       $2,587 / 0
John C. McCormack      --         -         221,586 / 0       $1,996 / 0
Kenneth R. Black       --         -         134,943 / 0       $1,330 / 0
Steven E. Sanderson    --         -          19,781 / 0       $2,500 / 0

EMPLOYMENT AGREEMENTS

     In April 1995, the Company entered into an Amended and Restated Employment Agreement with Alain J-M Clenet, who was then the Company's Chairman of the Board and Chief Executive Officer, pursuant to which he received a base annual salary of $152,500. Mr. Clenet was entitled to participate in all insurance plans and benefits of the Company and to also be reimbursed for all of his and his family's medical and dental expenses not paid for under such programs. Mr. Clenet also received a $5 million umbrella liability insurance policy paid for by the Company. On January 8, 1998, Mr. Clenet resigned as an officer and Director of the Company, and this employment agreement was terminated by mutual agreement.

     On March 1, 1997, the Company entered into employment agreements with Jack McCormack and Ken Black. Each of the Employment Agreements expired as of February 28, 1999, however, Mr. Black's agreement was automatically renewed for an additional two year term. Mr. Black's agreement provides for cost of living adjustments and participation in all fringe benefits available to other executive officers. Effective January 1, 1998, Mr. McCormack's salary increased to $140,000 per year and Mr. Black's salary increased to $130,000 per year. On January 1, 1999, Mr. Black's salary increased to $136,500.

DIRECTORS' COMPENSATION

     Effective during the fiscal year ended September 30, 1998, the Company's Directors receive fees of $1,250 per meeting for their attendance at Board or committee meetings, and receive 12,500 options under the Company's 1994 Stock Option Plan. Directors are also reimbursed for their reasonable expenses in attending meetings of the Board of Directors and any committees thereof.

During the fiscal year ended September 30, 1997, the Company's Directors received 25,000 options under the Company's 1994 Stock Option Plan in lieu of cash fees.

     In addition, in July 1997, Lawrence Cohen was granted a stock option to purchase 200,000 shares of Common Stock at $4.375 per share.

     In December 1997, the Company's Directors were granted options as follows: Sheila Ronis, Robert Sinclair and Lawrence Cohen each received options to purchase 25,000 shares of Common Stock; Nick Bartolini received options to purchase 12,500 shares; and Erick Reickert received options to purchase 6,250 shares. These options are exercisable at $5.4375 per share.

     In October 1998, stock options to purchase 12,500 shares each were granted to Robert J. Sinclair, Lawrence Cohen, Nick Bartolini, Erick Reickert and David D. Jones. These options are contingent on shareholder approval of the October 1998 amendment to the Company's 1994 Stock Option Plan. These options will be exercisable at $3.25 per share.

     Certain of the Company's Directors receive fees for consulting services to the Company in addition to the fees they receive as Directors. During the fiscal year ended September 30, 1998, the Company paid Lawrence Cohen $52,174 and Nick Bartolini $7,900 for such consulting services.

STOCK OPTION PLANS

     1994 STOCK OPTION PLAN

     The 1994 Stock Option Plan provides for the grant of options to purchase up to 750,000 shares of Common Stock to employees, officers, directors and consultants of the Company. The purpose of this plan is two-fold. First, the plan will further the interests of the Company and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Company. Second, the plan will provide the Company flexibility and the means to reward directors and consultants who render valuable contributions to the Company. The Board has the power to determine at the time the option is granted whether the option will be an incentive stock option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an incentive stock option. However, incentive stock options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The option price must be satisfied by the payment of cash. The Board of Directors may amend the plan at any time, provided that the Board may not amend the plan to materially increase the number of shares available under the plan to materially change the eligible class of employees without shareholder approval.

     On July 1, 1997, the Company's Board of Directors adopted amendments to the 1994 Stock Option Plan to increase the number of shares of Common Stock which may be subject to options granted under the plan to 1,000,000; to allow the exercise price of options to be paid by means other than cash; and to allow options to be granted with reload option provisions. On December 16, 1997, the Company's Board of Directors adopted an additional amendment to increase the number of shares of Common Stock which may be subject to options granted under the plan to 1,400,000. These amendments were approved by the Company's shareholders on April 3, 1998. On October 28, 1998, the Board of Directors adopted an additional amendment to increase the number of shares of Common Stock which may be subject to options granted under the plan to 1,800,000, and on December 29, 1998, the Board of Directors adopted an


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additional amendment to increase the number of shares of Common Stock which may be subject to options granted under the plan to 2,000,000.

     As of September 30, 1998, there were 1,146,556 options outstanding under the plan with exercise prices ranging from $3.69 to $6.28.

401(K) PLAN

     Effective October 1, 1995, the Company implemented a 401(K) Plan pursuant to which all eligible employees may contribute up to 15% of their compensation. The Company matches contributions in the amount of 10% of all elective deferrals, and, at the Company's option, may contribute annually up to 15% of the total compensation of all eligible employees. Executive Officers of the Company are eligible to participate in this plan. During the fiscal year ended September 30, 1997 and 1998, the Company made $5,030 and $8,231, respectively, in matching contributions under this plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 8, 1998, the Company was a party to two agreements in which Alain Clenet, who was the Company's Chairman of the Board and Chief Executive Officer, sold a total of 1,677,978 shares of the Company's common stock. In one agreement Mr. Clenet sold 1,118,652 shares to Greenmotors LLC, which as a result of this purchase, now owns 12.9% of the Company's shares outstanding. In the other agreement, Mr. Clenet sold a total of 559,326 to four investors, including the wife of Lawrence Cohen, one of the Company's Directors, who purchased 219,406 shares. Simultaneously with the closing of these two transactions, the Company and Mr. Clenet entered into a Separation Agreement pursuant to which Mr. Clenet agreed to resign as an Officer and Director of the Company, effective immediately.

    On August 11, 1994, the Company entered into a joint venture with TAISUN Automotive of which Mr. Brian Chang is 85% shareholder. Mr. Chang is a principal shareholder of the Company. The joint venture was formed as a Singapore corporation named ASHA/TAISUN PTE LTD. ("ASHA/TAISUN"). The purpose of this Joint Venture is to exploit the Company's ABC technology in the China and Southeast Asia markets.

    ASHA/TAISUN, through its 85%-owned subsidiary, Jiaxing Independent Auto Design and Development Co., Ltd., is developing an automobile manufacturing facility in Jiaxing, China. ASHA/TAISUN has also contracted with the Company for automobile design work. During the years ended September 30, 1997 and 1998, the Company invested $870,323 and $534,467, respectively, in the joint venture.

     In March 1994, Brian Chang purchased 235,294 shares of the Company's Common Stock for $1,000,000 in cash. On November 2, 1995, Mr. Chang purchased an additional 181,818 shares of ASHA Common Stock from the Company for $750,000 in cash.

                       AMENDMENT TO 1994 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In December 1994, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1994 Plan") and the Company's shareholders approved the 1994 Plan in April 1995. The Board of Directors believes that the 1994 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the

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
success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1994 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. Prior to the proposed amendment, the total number of shares of Common Stock subject to options under the 1994 Plan may not exceed 1,400,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors. During 1997, the 1994 Plan was amended to allow the grant of options with reload option provisions.

     The Board of Directors may amend the 1994 Plan at any time, provided that the Board may not amend the 1994 Plan to materially increase the number of shares available under the 1994 Plan, materially increase the benefits accruing to Participants under the 1994 Plan, or materially change the eligible class of employees without shareholder approval.

PROPOSED AMENDMENTS

     On October 28, 1998, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the Plan to 1,800,000, and on December 29, 1998, the Board of Directors adopted an additional amendment, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the Plan to 2,000,000. The Board of Directors believes that the proposed amendments are necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company's success.

     There are currently outstanding stock options granted under the 1994 Plan to purchase approximately 1,683,577 shares of Common Stock, including 587,137 options which are contingent on shareholder approval of the amendments to the 1994 Plan. Options to purchase 249,698 shares of Common Stock under the 1994 Plan have been exercised to date.

     If approved by the shareholders, the amendments to the 1994 Stock Option Plan would increase the number of shares of Common Stock that may be issued upon the exercise of the options granted under the plan from 1,400,000 to 2,000,000. The Company has granted options to purchase up to 312,137 of these additional shares at an exercise price of $3.25 per share and 200,000 of these shares at $4.125 per share. The options to purchase 200,000 shares at $4.125 per share were granted to Lawrence Cohen, who is now Chairman of the Board, and include reload and cashless exercise features. The following table sets forth the number of shares of the Company's Common Stock that may be issued upon the exercise of these options by certain executive officers and groups of individuals. The options on these shares will be exercisable only if shareholders approve the amendment to the 1994 Stock Option Plan.

                                                      NUMBER OF SHARES
  EXECUTIVE OFFICER / GROUP OF INDIVIDUALS         SUBJECT TO OPTION GRANT
  ----------------------------------------         -----------------------

  John C. McCormack                                         38,440
  Kenneth R. Black                                          41,589
  Steven E. Sanderson                                       37,096
  All executive officers as a group (3
   persons)                                                117,125
  All Directors, other than executive
   officers, as a group (6 persons)                        262,500
  All employees, other than executive
   officers, as a group (29 persons)                       207,512

     Approval of the amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommends a vote FOR approval of the amendment to the 1994 Plan.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the year ended September 30, 1998, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                           AMENDMENT TO ARTICLES OF
                     INCORPORATION CONCERNING NAME CHANGE

     The Board of Directors has approved an amendment to the Articles of Incorporation to change the name of the Company to "McLaren Automotive Group, Inc." The new name is being proposed to better reflect the business of the Company, since the Company acquired McLaren Engines, Inc. in January 1999. McLaren Engines, Inc. was founded in 1969 and is currently involved in designing, developing and fabricating engines and powertrain related products. The Company plans to share automotive product development and engineering activities with this newly acquired subsidiary. Management believes that the McLaren name has achieved wide recognition in the automotive industry and will benefit the Company.

     An affirmative vote of a majority of the shares of Common Stock outstanding will be required to approve the proposed amendment to the Company's Articles of Incorporation. The Board of Directors recommends approval of the amendment.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the year ending September 30, 1998, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN APRIL 2000

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in April 2000 must be received at the offices of the Company, 600 C Ward Drive, Santa Barbara, California 93111, on or before November 9, 1999, in order to be included in the Company's proxy statement and proxy relating to that meeting.

     Shareholders intending to bring any business before the Annual Meeting of Shareholders to be held in April 2000 that is not to be included in the Company's proxy statement and proxy related to that meeting must notify the Company, in writing, prior to February 1, 2000, of the business to be presented. Any such notices received after said date will be considered untimely under Rule 14a(c)(1) under the Securities Exchange Act of 1934, as amended.

                                    JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
March 12, 1999

P R O X Y

                               ASHA CORPORATION

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John C. McCormack with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of ASHA Corporation held of record by the undersigned on March 2, 1999, at the Annual Meeting of Shareholders to be held on April 20, 1999, or any adjournment thereof.

     1. The election of seven (7) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

       ___  FOR all nominees listed below (except as marked to the contrary).

       ___  WITHHOLD authority to vote for all the nominees listed below:

            John C. McCormack               David D. Jones
            Robert J. Sinclair              Lawrence Cohen
            Nick P. Bartolini               Erick A. Reickert
                                            Wiley R. McCoy

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Arthur Andersen, LLP as the Company's independent accountants for the fiscal year ending September 30, 1999;

             ___  FOR             ___  AGAINST             ___  ABSTAIN

     3. The approval of amendments to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the plan from 1,400,000 shares to 2,000,000 shares.

             ___  FOR             ___  AGAINST             ___  ABSTAIN

     4. The approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to "McLaren Automotive Group, Inc."

             ___  FOR             ___  AGAINST             ___  ABSTAIN

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHA CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         (To be signed on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.


Dated:  ______________, 1999          _______________________________________
                                      Signature(s) of Shareholder(s)

                                      _______________________________________
                                      Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.